Exhibit 99.1

UNITED STATES OF AMERICA

BEFORE THE

BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM

WASHINGTON, D.C.

In the Matter of	Docket No.	11-023-B-HC
11-023-B-DEO

JPMORGAN CHASE & CO.
New York, New York

and

EMC MORTGAGE CORPORATION
Lewisville, Texas

CONSENT ORDER

WHEREAS, JPMorgan Chase & Co., New York, New York (“JPMC”), a registered bank holding company, owns and controls JPMorgan Chase Bank, National Association, Columbus, Ohio (the “Bank”), a national bank, and numerous direct and indirect nonbank subsidiaries, including EMC Mortgage Corporation, Lewisville, Texas (“EMC”) and its direct and indirect subsidiaries;

WHEREAS, JPMC has engaged in the business of servicing residential mortgage loans through non-bank subsidiaries, including EMC and its subsidiaries (collectively, the “Mortgage Servicing Companies”), as well as through the Bank. The Mortgage Servicing Companies have serviced residential mortgage loans that are held in the portfolios of: (a) EMC and its subsidiaries; (b) the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation, and the Government National Mortgage Association (collectively, the “GSEs”); and (c) various investors, including securitization trusts pursuant to Pooling and Servicing

Agreements and similar agreements (collectively, the “Servicing Portfolio”). The Mortgage Servicing Companies have had substantial responsibilities with respect to the Servicing Portfolio for the initiation and handling of foreclosure proceedings, and loss mitigation activities (“Loss Mitigation” or “Loss Mitigation Activities” include activities related to special forbearances, repayment plans, modifications, short refinances, short sales, cash-for-keys, and deeds-in-lieu of foreclosure);

WHEREAS, on or about April 1, 2011, JPMC transferred all of the residential mortgage loan servicing rights and certain related assets and liabilities of the Mortgage Servicing Companies to the Bank (the “EMC Servicing Rights Transfer”). Following consummation of that transfer, the Mortgage Servicing Companies are no longer in the business of residential mortgage loan servicing, and only the Bank is conducting residential mortgage loan servicing within the JPMC organization;

WHEREAS, JPMC, through the Bank and the Mortgage Servicing Companies, collectively, is the third largest servicer of residential mortgages in the United States and services a portfolio of 8.5 million residential mortgage loans. During the recent financial crisis, a substantially larger number of residential mortgage loans became past due than in earlier years. Many of the past due mortgages have resulted in foreclosure actions. From January 1, 2009, to December 31, 2010, the Mortgage Servicing Companies initiated 256,179 foreclosure actions;

WHEREAS, in connection with the process leading to certain foreclosures involving the Servicing Portfolio, the Mortgage Servicing Companies allegedly:

(a) Filed or caused to be filed in state courts and in connection with bankruptcy proceedings in federal courts numerous affidavits executed by employees of the Mortgage Servicing Companies or employees of third-party providers making various assertions, such as the ownership of the mortgage note and mortgage, the amount of principal and interest due, and the fees and expenses chargeable to the borrower, in which the affiant represented that the assertions in the affidavit were made based on personal knowledge or based on a review by the affiant of the relevant books and records, when, in many cases, they were not based on such knowledge or review;

(b) Filed or caused to be filed in state courts and in connection with bankruptcy proceedings in federal courts or in the local land record offices, numerous affidavits and other mortgage-related documents that were not properly notarized, including those not signed or affirmed in the presence of a notary;

(c) Litigated foreclosure and bankruptcy proceedings and initiated non-judicial foreclosures without always confirming that documentation of ownership was in order at the appropriate time, including confirming that the promissory note and mortgage document were properly endorsed or assigned and, if necessary, in the possession of the appropriate party;

(d) Failed to respond in a sufficient and timely manner to the increased level of foreclosures by increasing financial, staffing, and managerial resources to ensure that the Mortgage Servicing Companies adequately handled the foreclosure process; failed to respond in a sufficient and timely manner to the increased level of Loss Mitigation Activities to ensure timely, effective and efficient communication with borrowers with respect to Loss Mitigation Activities and foreclosure activities; and full exploration of Loss Mitigation options or programs prior to completion of foreclosure activities; and

(e) Failed to have adequate internal controls, policies and procedures, compliance risk management, internal audit, training, and oversight of the foreclosure process, including sufficient oversight of outside counsel and other third-party providers handling foreclosure-related services with respect to the Servicing Portfolio.

WHEREAS, the practices set forth above allegedly constitute unsafe or unsound banking practices;

WHEREAS, as part of a horizontal review of various major residential mortgage servicers conducted by the Board of Governors of the Federal Reserve System (the “Board of Governors”), the Federal Deposit Insurance Corporation (the “FDIC”), the Office of the Comptroller of the Currency (the “OCC”), and the Office of Thrift Supervision, examiners from the Federal Reserve Bank of New York (the “Reserve Bank”) have reviewed certain residential mortgage loan servicing and foreclosure-related processes at the Mortgage Servicing Companies, and examiners from the OCC have reviewed certain residential mortgage loan servicing and foreclosure-related practices at the Bank;

WHEREAS, the Bank and the OCC have entered into a consent order to address areas of weakness identified by the OCC in residential mortgage loan servicing, Loss Mitigation, foreclosure activities, and related functions (the “OCC Consent Order”). Following the EMC Servicing Rights Transfer, the Servicing Portfolio will be subject to the terms of the OCC Consent Order;

WHEREAS, in the OCC Consent Order, the OCC has made findings, which the Bank neither admitted nor denied, that there were unsafe or unsound practices with respect to the manner in which the Bank handled various foreclosure and related activities;

WHEREAS, it is the common goal of the Board of Governors, the Reserve Bank, JPMC, and the Mortgage Servicing Companies (to the extent that the Mortgage Loan Servicing Companies engage in residential mortgage loan servicing in the future) ensure that the consolidated organization operates in a safe and sound manner and in compliance with the terms of mortgage loan documentation and related agreements with borrowers, all applicable state and federal laws (including the U.S. Bankruptcy Code and the Servicemembers Civil Relief Act), rules, regulations, and court orders, as well as the Membership Rules of MERSCORP, Inc. and MERS, Inc. (collectively, “MERS”), servicing guides with GSEs or investors, and other contractual obligations including those with the Federal Housing Administration and those required by the Home Affordable Modification Program (“HAMP”), and loss share agreements with the FDIC (collectively, “Legal Requirements”);

WHEREAS, after the conduct set forth above became known, JPMC and the Mortgage Servicing Companies have been taking steps to remediate the filing of and reliance on inaccurate affidavits in foreclosure and bankruptcy proceedings;

WHEREAS, the boards of directors of JPMC and EMC, at duly constituted meetings, adopted resolutions authorizing and directing Frank J. Bisignano, and Anthony J. Horan to enter into this Consent Order to Cease and Desist (the “Order”) on behalf of JPMC and EMC, respectively, and consenting to compliance with each and every applicable provision of this Order by JPMC and EMC, and their institution-affiliated parties, as defined in sections 3(u) and 8(b)(3) of the Federal Deposit Insurance Act, as amended (the “FDI Act”) (12 U.S.C. §§ 1813(u) and 1818(b)(3)), and waiving any and all rights that JPMC and EMC may have pursuant to section 8 of the FDI Act (12 U.S.C. § 1818), including, but not limited to: (i) the issuance of a notice of charges; (ii) a hearing for the purpose of taking evidence on any matters set forth in this

Order; (iii) judicial review of this Order; (iv) contest the issuance of this Order by the Board of Governors; and (v) challenge or contest, in any manner, the basis, issuance, validity, terms, effectiveness or enforceability of this Order or any provision hereof.

NOW, THEREFORE, before the filing of any notices, or taking of any testimony or adjudication of or finding on any issues of fact or law herein, and without this Order constituting an admission by JPMC, EMC or its subsidiaries, of any allegation made or implied by the Board of Governors in connection with this matter, and solely for the purpose of settling this matter without a formal proceeding being filed and without the necessity for protracted or extended hearings or testimony, it is hereby ordered by the Board of Governors that, pursuant to sections 8(b)(1) and (3) of the FDI Act (12 U.S.C. §§1818(b)(1) and 1818(b)(3)), JPMC and EMC, and their institution-affiliated parties shall cease and desist and take affirmative action, as follows:

Source of Strength

1. The board of directors of JPMC shall take appropriate steps to fully utilize JPMC’s financial and managerial resources, pursuant to section 225.4(a) of Regulation Y of the Board of Governors (12 C.F.R. § 225.4(a)), to serve as a source of strength to the Bank, including, but not limited to, taking steps to ensure that the Bank complies with the Consent Order issued by the OCC regarding the Bank’s residential mortgage loan servicing activities.

Board Oversight

2. Within 60 days of this Order, the board of directors of JPMC shall submit to the Reserve Bank an acceptable written plan to strengthen the board’s oversight of JPMC’s enterprise-wide risk management (“ERM”), internal audit, and compliance programs concerning the residential mortgage loan servicing, Loss Mitigation, and foreclosure activities conducted through the Bank. The plan shall, at a minimum, address, consider, and include:

(a) Policies to be adopted by the board of directors of JPMC that are designed to ensure that the ERM program provides proper risk management oversight with respect to the Bank’s residential mortgage loan servicing, Loss Mitigation, and foreclosure activities, particularly with respect to compliance with the Legal Requirements, and supervisory standards and guidance of the Board of Governors as they develop;

(b) policies and procedures adopted by JPMC to ensure that the ERM program provides proper risk management of independent contractors, consulting firms, law firms, or other third parties who are engaged to support residential mortgage loan servicing, Loss Mitigation, or foreclosure activities or operations, including their compliance with the Legal Requirements and JPMC’s internal policies and procedures, consistent with supervisory guidance of the Board of Governors;

(c) steps to ensure that JPMC’s ERM, audit, and compliance programs have adequate levels and types of officers and staff dedicated to overseeing the Bank’s residential mortgage loan servicing, Loss Mitigation, and foreclosure activities, and that these programs have officers and staff with the requisite qualifications, skills, and abilities to comply with the requirements of this Order; and

(d) steps to improve the information and reports that will be regularly reviewed by the board of directors of JPMC or authorized committee of the board of directors regarding residential mortgage loan servicing, Loss Mitigation, and foreclosure activities and operations, including compliance risk assessments and the status and results of measures taken, or to be taken, to remediate deficiencies in residential mortgage loan servicing, Loss Mitigation, and foreclosure activities, and to comply with this Order.

Foreclosure Review

3. (a) Within 45 days of this Order, JPMC and EMC shall retain one or more independent consultant(s) acceptable to the Reserve Bank to conduct an independent review of certain residential mortgage loan foreclosure actions (including judicial and non-judicial foreclosures and related bankruptcy proceedings, and other related litigation) regarding individual borrowers with respect to the Servicing Portfolio that was serviced by EMC. The review shall include actions or proceedings (including foreclosures that were in process or completed) for residential mortgage loans serviced by the Mortgage Servicing Companies whether brought in the name of the JPMC, the Mortgage Servicing Companies, the investor, or any agent for the mortgage note holder (including MERS) that have been pending at any time from January 1, 2009, to December 31, 2010, as well as residential foreclosure sales that occurred during this time period (“Foreclosure Review”). The purpose of the Foreclosure Review shall be to determine, at a minimum:

(i) whether, at the time the foreclosure action was initiated or the pleading or affidavit filed (including in bankruptcy proceedings and in defending suits brought by borrowers), the foreclosing party or agent of the party had properly documented ownership of the promissory note and mortgage (or deed of trust) under relevant state law, or was otherwise a proper party to the action as a result of agency or other similar status;

(ii) whether the foreclosure was in accordance with applicable federal and state laws, including but not limited to, the Servicemembers Civil Relief Act and the U.S. Bankruptcy Code;

(iii) whether, with respect to non-judicial foreclosures, the procedures followed with respect to the foreclosure sale (including the calculation of the default period, the amounts due, and compliance with notice periods) and post-sale confirmation were in accordance with the terms of the mortgage loan and state law requirements;

(iv) whether a foreclosure sale occurred when the borrower had requested a loan modification or other loss mitigation and the request was under consideration, when the loan was performing in accordance with a trial or permanent loan modification, or when the loan had not been in default for a sufficient period to authorize foreclosure pursuant to terms of the mortgage loan documentation and related agreements;

(v) whether any delinquent borrower’s account was charged fees or penalties that were not permissible under the terms of the borrower’s loan documents, state or federal law, or were otherwise unreasonable. For purposes of this Order, a fee or penalty is “otherwise unreasonable” if it was assessed: (i) for the purpose of protecting the secured party’s interest in the mortgaged property, and the fee or penalty was assessed at a frequency or rate, was of a type or amount, or was for a purpose that was in fact not needed to protect the secured party’s interest; (ii) for services performed and the fee charged was substantially in excess of the fair market value of the service; (iii) for services performed, and the services were not actually performed; or (iv) at an amount or rate that exceeds what was customarily charged in the market for such a fee or penalty, and the mortgage instruments or other documents executed by the borrower did not disclose the amount or rate that the lender or servicer would charge for such a fee or penalty;

(vi) whether Loss Mitigation Activities with respect to foreclosed loans were handled in accordance with the requirements of HAMP, if applicable, and consistent with the policies and procedures applicable to the Mortgage Servicing Companies’ proprietary loan modifications or other Loss Mitigation programs, such that each borrower had an adequate opportunity to apply for a Loss Mitigation option or program, any such application was handled appropriately, and a final decision was made on a reasoned basis and was communicated to the borrower before the foreclosure sale; and

(vii) whether any errors, misrepresentations, or other deficiencies identified in the Foreclosure Review resulted in financial injury to the borrower or the owner of the mortgage loan.

(b) The independent consultant(s) shall prepare a written report detailing the findings of the Foreclosure Review (the “Foreclosure Report”). JPMC and EMC shall provide to the Reserve Bank a copy of the Foreclosure Report at the same time that the report is provided to them.

(c) Within 30 days of receipt of the Foreclosure Report, JPMC and EMC shall submit to the Reserve Bank an acceptable plan to:

(i) remediate, as appropriate, errors, misrepresentations, or other deficiencies in any foreclosure filing or other proceeding;

(ii) reimburse or otherwise provide appropriate remediation to the borrower for any impermissible or otherwise unreasonable penalties, fees or expenses, or for other financial injury identified in paragraph 3 of this Order;

(iii) make appropriate adjustments for the account of JPMC, the GSEs, or any investor; and

(iv) take appropriate steps to remediate any foreclosure sale where the foreclosure was not authorized as described in paragraph 3.

(d) Within 60 days after the Reserve Bank accepts the plan described in paragraph 3(c), the JPMC and EMC shall make all reimbursement and remediation payments and provide all credits required by such plan, and provide the Reserve Bank with a report detailing such payments and credits;

(e) JPMC shall take all steps necessary to ensure that the Bank provides any cooperation needed by the independent consultant(s) to complete the independent review.

4. Within 5 days of the engagement of the independent consultant(s) described in paragraph 3 of this Order, but prior to the commencement of the Foreclosure Review, JPMC and EMC shall submit to the Reserve Bank for approval an engagement letter that sets forth:

(a) The methodology for conducting the Foreclosure Review, including: (i) a description of the information systems and documents to be reviewed, including the selection criteria for cases to be reviewed; (ii) the criteria for evaluating the reasonableness of fees and penalties under paragraph 3(a)(v); (iii) other procedures necessary to make the required determinations (such as through interviews of employees and third parties and a process for the receipt and review of borrower claims and complaints); and (iv) any proposed sampling techniques. In setting the scope and review methodology, the independent consultant may consider any work already done by JPMC, EMC, or other third-parties on behalf of JPMC or EMC. With respect to sampling techniques, the engagement letter shall contain a full description of the statistical basis for the sampling methods chosen, as well as procedures to increase the size of the sample depending on the results of initial sampling;

(b) the expertise and resources to be dedicated to the Foreclosure Review;

(c) completion of the Foreclosure Review and the Foreclosure Report within 120 days of the start of the engagement; and

(d) a written commitment that any workpapers associated with the Foreclosure Review will be made available to the Reserve Bank upon request.

Compliance Program

5. Within 60 days of this Order, JPMC shall submit to the Reserve Bank an acceptable written plan to enhance its enterprise-wide compliance program (“ECP”) with respect to its oversight of residential mortgage loan servicing, Loss Mitigation, and foreclosure activities and operations. The enhanced plan shall be based on an evaluation of the effectiveness of JPMC’s current ECP in the areas of residential mortgage loan servicing, Loss Mitigation, and foreclosure activities and operations, and recommendations to strengthen the ECP in these areas. The plan shall, at a minimum, be designed to:

(a) Ensure that the fundamental elements of the ECP and any enhancements or revisions thereto, including a comprehensive annual risk assessment, encompass residential mortgage loan servicing, Loss Mitigation, and foreclosure activities;

(b) ensure compliance with the Legal Requirements and supervisory guidance of the Board of Governors; and

(c) ensure that policies, procedures, and processes are updated on an ongoing basis as necessary to incorporate new or changes to the Legal Requirements and supervisory guidance of the Board of Governors.

Audit

6. Within 60 days of this Order, JPMC shall submit to the Reserve Bank an acceptable written plan to enhance the internal audit program with respect to residential mortgage loan servicing, Loss Mitigation, and foreclosure activities and operations. The plan shall be based on an evaluation of the effectiveness of JPMC’s current internal audit program in the areas of residential mortgage loan servicing, Loss Mitigation, and foreclosure activities and operations, and shall include recommendations to strengthen the internal audit program in these areas. The plan shall, at a minimum, be designed to:

(a) Ensure that the internal audit program encompasses residential mortgage loan servicing, Loss Mitigation, and foreclosure activities;

(b) periodically review the effectiveness of the ECP and ERM with respect to residential mortgage loan servicing, Loss Mitigation, and foreclosure activities, and compliance with the Legal Requirements and supervisory guidance of the Board of Governors;

(c) ensure that adequate qualified staffing of the audit function is provided for loan servicing, Loss Mitigation, and foreclosure activities;

(d) ensure timely resolution of audit findings and follow-up reviews to ensure completion and effectiveness of corrective measures;

(e) ensure that comprehensive documentation, tracking, and reporting of the status and resolution of audit findings are submitted to the audit committee; and

(f) establish escalation procedures for resolving any differences of opinion between audit staff and management concerning audit exceptions and recommendations, with any disputes to be resolved by the audit committee.

Risk Management

7. Within 60 days of this Order, JPMC shall submit to the Reserve Bank an acceptable written plan to enhance its ERM program with respect to its oversight of residential mortgage loan servicing, Loss Mitigation, and foreclosure activities and operations. The enhanced plan shall be based on an evaluation of the effectiveness of JPMC’s current ERM program in the areas of residential mortgage loan servicing, Loss Mitigation, and foreclosure activities and operations, and recommendations to strengthen the risk management program in these areas. The plan shall, at a minimum, be designed to:

(a) Ensure that the fundamental elements of the risk management program and any enhancements or revisions thereto, including a comprehensive annual risk assessment, encompass residential mortgage loan servicing, Loss Mitigation, and foreclosure activities;

(b) ensure that the risk management program complies with supervisory guidance of the Board of Governors, including, but not limited to, the guidance entitled, “Compliance Risk Management Programs and Oversight at Large Banking Organizations with Complex Compliance Profiles,” dated October 16, 2008 (SR 08-08/CA 08-11); and

(c) establish limits for compliance, legal, and reputational risks and provide for regular review of risk limits by appropriate senior management and the board of directors or authorized committee of the board of directors.

Approval, Implementation, and Progress Reports

8. (a) JPMC and EMC, as applicable, shall submit written plans and an engagement letter that are acceptable to the Reserve Bank within the applicable time periods set forth in paragraphs 2, 3(c), 4, 5, 6, and 7 of this Order. Independent consultant(s) acceptable to the Reserve Bank shall be retained by JPMC and EMC within the applicable period set forth in paragraph 3(a) of this Order.

(b) Within 10 days of approval by the Reserve Bank, JPMC and EMC, as applicable, shall adopt the approved plans. Upon adoption, JPMC and EMC, as applicable, shall implement the approved plans, and thereafter fully comply with them.

(c) During the term of this Order, the approved plans and engagement letter shall not be amended or rescinded without the prior written approval of the Reserve Bank.

(d) During the term of this Order, JPMC and EMC, as applicable, shall revise the approved plans as necessary to incorporate new or changes to the Legal Requirements and supervisory guidance of the Board of Governors. The revised plans shall be submitted to the Reserve Bank for approval at the same time as the progress reports described in paragraph 9 of this Order.

9. Within 30 days after the end of each calendar quarter following the date of this Order, JPMC’s and EMC’s boards of directors shall jointly submit to the Reserve Bank written progress reports detailing the form and manner of all actions taken to secure compliance with the provisions of this Order and the results thereof. The Reserve Bank may, in writing, discontinue the requirement for progress reports or modify the reporting schedule.

Notices

10. All communications regarding this Order shall be sent to:

(a)	Ms. Barbara Yelcich
Assistant Vice President
Federal Reserve Bank of New York
33 Liberty Street
New York, New York 10045

(b)	Mr. David Lowman
Chief Executive Office
Chase Home Lending
JPMorgan Chase & Co.
194 Wood Avenue South
Iselin, New Jersey 08830

(c)	Mr. Anthony J. Horan
Senior Vice President and Assistant Secretary
EMC Mortgage Corporation
270 Park Avenue, 38th Floor
New York, New York 10017

Miscellaneous

11. The provisions of this Order shall be binding on JPMC, EMC and each of their institution-affiliated parties in their capacities as such, and their successors and assigns.

12. Each provision of this Order shall remain effective and enforceable until stayed, modified, terminated, or suspended in writing by the Reserve Bank.

13. Notwithstanding any provision of this Order, the Reserve Bank may, in its sole discretion, grant written extensions of time to JPMC and EMC to comply with any provision of this Order.

14. The provisions of this Order shall not bar, estop, or otherwise prevent the Board of Governors, the Reserve Bank, or any other federal or state agency or department from taking any further or other action affecting JPMC, EMC, or any of their current or former institution-affiliated parties or their successors or assigns, or any other of JPMC’s subsidiaries.

15. Nothing in this Order, express or implied, shall give to any person or entity, other than the parties hereto, and their successors hereunder, any benefit or any legal or equitable right, remedy, or claim under this Order.

By Order of the Board of Governors effective this 13th day of April, 2011.

JPMORGAN CHASE & CO.		BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM

By:	/s/ Frank J. Bisignano	By:	/s/ Jennifer J. Johnson
	Frank J. Bisignano Chief Administrative Officer		Jennifer J. Johnson Secretary of the Board

EMC MORTGAGE CORPORATION

By:	/s/ Anthony J. Horan
Anthony J. Horan Senior Vice President

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